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                                                                   Exhibit 3.104

STATE OF GEORGIA

COUNTY OF COBB

                            ARTICLES OF INCORPORATION

                                       OF

                             MEDIC ONE OF COBB, INC.

                                       I.

      The name of the corporation is "Medic One of Cobb, Inc."

                                       II.

      The corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                                      III.

      The corporation shall have perpetual duration.

                                       IV.

      The corporation shall have authority, acting by its board of directors, to issue not more than 100,000 shares of a common class stock, having no par value.

                                       V.

      The corporation shall not commence business until it shall have received consideration of not less than five hundred dollars ($500.00) in value for the issuance of its shares.

                                      VI.

      The address of the initial registered office of the corporation is 2279 Benson Poole Road, Smyrna, Georgia 30081, and the initial registered agent of the corporation at such address is Mark Westbrook.

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                                      VII.

      The initial board of directors shall consist of two (2) members, the name and address of each of which is as follows:

      Mark Westbrook                    Eddie Randall Lummus
      2628 Bent Hickory Drive           2950 N. Cobb Parkway
      Smyrna, Georgia  30082            Kennesaw, Georgia  30144

                                      VIII.

      The name and address of the incorporator is: Eddie Randall Lummus, 2950 N. Cobb Parkway, Kennesaw, Georgia 30144.

                                      IX.

      The mailing address of the initial principal office of the corporation is 2279 Benson Poole Road, Smyrna, Georgia 30081.

                                       X.

      The corporation shall be authorized to issue its common stock in accordance with the provisions of Section 1244 of the Internal Revenue Code of 1933, as amended, pursuant to such prior plans as it may from time to time adopt, and the Board of Directors of the Corporation shall be authorized to adopt the initial plan for the issuance of such common stock at its first organizational meeting.

      IN WITNESS WHEREOF, the undersigned attorney for incorporator has executed these Articles of Incorporation.

      This 4 day of June, 1991.

                                                          /s/Randal Akers
                                                       ------------------------
                                                       Randal Akers
                                                       Attorney for Incorporator

2839 Cherokee Street, N.W.
P.O. Box 156
Kennesaw, Georgia  30144

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